 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1059798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 108th Avenue Northeast, Suite 900 Bellevue, WA 98004 (Address of Principal Executive Offices, Including Zip Code)

Motricity, Inc. 2010 Long-Term Incentive Plan
(Full title of the plans)

James R. Smith, Jr.
Interim Chief Executive Officer
601 108th Avenue Northeast, Suite 900
Bellevue, WA 98004
(425) 957-6200
(Name and address of agent for service and telephone number, including area code, of agent for service)

Copy to:
Samuel P. Williams, Esq.
Nina E. Andersson-Willard, Esq.
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
617-856-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer		Accelerated filer	X

Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	3,600,000(1)	$0.64 (2)	$2,304,000 (2)(3)	$264.04 (2)(3)

(1)
Represents the additional number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Motricity, Inc. (the “Company”) , that may be issued under the Company’s 2010 Long-Term Incentive Plan, as amended and restated (the “2010 LTIP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, options, and rights which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Company’s Common Stock as reported on the NASDAQ Global Select Market on May 31, 2012, which was $0.64.

(3)
Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 3,600,000 shares of Common Stock being registered hereunder and the aggregate offering price and amount of registration fee are set forth only for such 3,600,000 additional shares of Common Stock.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by the Company to register an additional 3,600,000 shares of Common Stock (the “Additional Shares”) which may be issued as a result of an increase in the number of shares issuable under the 2010 LTIP authorized by the stockholders of the Company on October 28, 2011.
The Additional Shares are in addition to the 2,765,621 shares of Common Stock previously registered by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on a Registration Statement on Form S-8 (File No. 333-167862) relating to the 2010 LTIP on June 29, 2010 (the “Prior Registration Statement”). Following the registration of the Additional Shares under this Registration Statement, a total of 6,365,621 shares will be registered under the 2010 LTIP.
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 13, 2012 ;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on May 10, 2012;

(c)
The Company’s Current Report on Form 8-K filed with the Commission on January 5, 2012, January 19, 2012, January 23, 20 12, March 1, 2012, May 23, 2012, May 25, 2012, May 29, 2012 and May 31, 2012 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

(d)
Amendments to the Company’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on April 14, 2011, as amended by Form 8-K/A filed with the Commission on January 23, 2012 and February 3, 2012 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

(e)
Amendment to the Company’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on January 5, 2012, as amended by Form 8-K/A filed with the Commission on January 9, 2012 (except, with respect to the foregoing, for portions of such report which were deemed to be furnished and not filed); and

(f)
The description of the Company’s Common Stock, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on January 22, 2010 (File No. 333-164471), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A12B filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 15, 2010 (File No. 333-34781), together with any amendments or reports filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
The Company’s restated certificate of incorporation and amended and restated bylaws provide that the Company must indemnify the Company’s directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
The Company has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by DGCL with respect to indemnification of directors. The Company may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Company for liabilities arising under the Securities Act.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The Company maintains standard policies of insurance that provide coverage (1) to the Company’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on June 15, 2010 and incorporated herein by reference).

4.2
Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on April 26, 2010 and incorporated herein by reference).

4.3
Form of the Company’s Common Stock Certificate (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on May 14, 2010 and incorporated herein by reference).

4.4
Motricity, Inc. 2010 Long-Term Incentive Plan, as amended and restated (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 2, 2011 and incorporated herein by reference).

5.1	Opinion of Brown Rudnick LLP (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

23.4	Consent of MSPC Certified Public Accountants and Advisors, PC (filed herewith).

23.5	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue State of Washington, June 1, 2012.

MOTRICITY, INC.

By:	/s/ James R. Smith, Jr.
	Name:	James R. Smith, Jr.
	Title:	Interim Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James R. Smith, Jr. and C. Stephen Cordial, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on June 1, 2012.

Signature	Title

/s/ James R. Smith, Jr.	Interim Chief Executive Officer
James R. Smith, Jr.
/s/ C. Stephen Cordial	Interim Chief Financial Officer and Principal Accounting Officer
C. Stephen Cordial
/s/ Lady Barbara Judge, CBE	Director
Lady Barbara Judge, CBE
/s/ Jay A. Firestone	Director
Jay A. Firestone
/s/ Hunter C. Gary	Director
Hunter C. Gary
/s/ Brett C. Icahn	Director
Brett C. Icahn
/s/ James L. Nelson	Director
James L. Nelson

EXHIBIT INDEX

Exhibit Number	Description

4.1
Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on June 15, 2010 and incorporated herein by reference).

4.2
Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on April 26, 2010 and incorporated herein by reference).

4.3
Form of the Company’s Common Stock Certificate (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A, File No. 333-164471, filed with the Commission on May 14, 2010 and incorporated herein by reference).

4.4
Motricity, Inc. 2010 Long-Term Incentive Plan, as amended and restated (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 2, 2011 and incorporated herein by reference).

5.1	Opinion of Brown Rudnick LLP (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

23.4	Consent of MSPC Certified Public Accountants and Advisors, PC (filed herewith).

23.5	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).